Dated the 15 day of May 2025

EVOAIR HOLDINGS INC.

and

ONG BEE CHEN

SUPPLEMENTAL EMPLOYMENT AGREEMENT

FOR

EXECUTIVE DIRECTOR

THIS SUPPLEMENTAL AGREEMENT is made on the 15 day of May 2025.

BETWEEN:

(1) **EVOAIR HOLDINGS INC.**, a company incorporated in Malaysia with limited liability with registered office at 31-A2, Jalan 5/32A, 6 ½ Miles, Off Jalan Kepong, 52000 Kuala Lumpur, Malaysia (the "**Company**"); and

(2) **ONG BEE CHEN**, holder of Singapore Identity Card number [redacted] of [redacted] (the "**Executive Director**").

NOW IT IS HEREBY AGREED as follows:-

We refer to the Employment Agreement between the Company and Ong Bee Chen dated 12 December 2024 ("**Agreement**").

Unless otherwise expressly stated and except where the context otherwise requires, all words and expressions defined in the Agreement shall have the same meanings and be interpreted in the like manner when used herein.

Clause 4.1 shall be revised as follows:

" Upon the effective date of this Agreement and during the term of this Agreement, the Executive Director shall receive a monthly remuneration of S$26,000 or US$20,000 (based on exchange rate of US$1:S$1.30) and which shall accrue on a day to day basis payable in arrears on the last day of each calendar month provided that if the Appointment is terminated prior to the end of a calendar month, the Executive Director shall only be entitled to a proportionate part of such salary in respect of the period of service during the relevant month up to the date of termination (the "**Compensation**")."
Save for the above amendment, all other terms and conditions of the Agreement remains unchanged.

[The reminder of this page is internationally left blank]

IN WITNESS whereof this Agreement has been executed the day and year first above written.

The Company

SIGNED by Low Wai Koon)
for and on behalf of)
EVOAIR HOLDINGS INC.) [redacted]
)
in the presence of:- [redacted])

The Executive Director

[redacted]

SIGNED by)
ONG BEE CHEN [redacted])
)
in the presence of:-)